Exhibit 99.1

STATE OF SOUTH CAROLINA	)
)	IN THE COURT OF COMMON PLEAS
COUNTY OF GREENVILLE	)	FOR THE THIRTEENTH JUDICIAL CIRCUIT

VERNON A. MERCIER, Individually and	)	C.A. No.2008-CP-23-8395
Derivatively on Behalf of Nominal Defendant	)
THE SOUTH FINANCIAL GROUP, INC.	)
)
Plaintiff,	)
)
v.	)
)
MACK I. WHITTLE, JR., WILLIAM P. BRANT,	)
J.W. DAVIS, M. DEXTER HAGY, WILLIAM S.	)
HUMMERS, III, CHALLIS M. LOWE, DARLA	)
D. MOORE, JON W. PRITCHETT, H. EARLE	)
RUSSELL, JR., EDWARD J. SEBASTIAN,	)
JOHN C.B. SMITH, JR., WILLIAM R.	)
TIMMONS, III, and DAVID C. WAKEFIELD, III,	)
)
Defendants,	)
)
and	)
)
THE SOUTH FINANCIAL GROUP, INC.,	)
)
Nominal Defendant.	)
__________________________________________ )

JOHN S. McMULLEN, On Behalf of ANDROS	)	C.A. No.2008-CP-23-8914
ASSOCIATES, INC., Derivatively on Behalf of	)
THE SOUTH FINANCIAL	)
GROUP, INC.	)
)
Plaintiff,	)
)
v.	)
)
MACK I. WHITTLE, JR., JOHN C.B. SMITH, JR.,	)
WILLIAM P. BRANT, J.W. DAVIS, M. DEXTER	)
HAGY, MICHAEL R. HOGAN, WILLIAM S.	)
HUMMERS, III, CHALLIS M. LOWE, DARLA	)
D. MOORE, JON W. PRITCHETT, H. EARLE	)
RUSSELL, JR., EDWARD J. SEBASTIAN,	)
WILLIAM R. TIMMONS, III, DAVID C.	)
WAKEFIELD, III, AND WILLIAM P.	)
CRAWFORD, JR.,	)
)
Defendants,	)
)
and	)
)
THE SOUTH FINANCIAL GROUP, INC.,	)
)
Nominal Defendant.	)

__________________________________________        )

STIPULATION OF COMPROMISE AND SETTLEMENT

This Stipulation of Compromise and Settlement is made and entered into as of this 31st day of March, 2009, subject to the approval of the Court, by and among (i) plaintiff Vernon A. Mercier, who has brought suit, individually, on behalf of a class of shareholders and derivatively for and on behalf of nominal defendant The South Financial Group, Inc. (“TSFG” or the “Company”), (ii) plaintiff John S. McMullen, who has brought similar derivative claims and other derivative claims; (iii) individual defendants Mack I. Whittle, Jr., William P. Brant, J.W. Davis, M. Dexter Hagy, William S. Hummers, III, Challis M. Lowe, Darla D. Moore, Jon W.

Pritchett, H. Earle Russell, Jr., Edward J. Sebastian, John C.B. Smith, Jr., William R. Timmons, III, David C. Wakefield, III, Michael R. Hogan, and William P. Crawford, Jr., and (iv) nominal defendant TSFG.

I.	DEFINITIONS

As used in this Stipulation, the following terms shall have the meanings specified below:

1.1	“Actions” means the Mercier Action and the McMullen Action, collectively.

1.2         “AIP” means the Agreement in Principle entered into by the Parties on March 24, 2009 outlining the terms agreed upon by the Parties for the settlement of the Actions.

1.3	“Board” means the Board of Directors of The South Financial Group, Inc.

1.4         “Class” means all holders of TSFG common or preferred stock of record or beneficially at any time from November 7, 2008 through April 1, 2009, and their successors in interest and transferees, immediate and remote, other than Defendants and any person, firm, trust, corporation, or other entity related to or affiliated with any of the Defendants.

1.5         “Complaints” means the complaint filed in the McMullen Action and the complaint and the amended complaint filed in the Mercier Action.

1.6         “Court” means the Court of Common Pleas for the Thirteenth Judicial Circuit, County of Greenville, South Carolina. The Actions have been assigned to the Business Court Pilot Program of the South Carolina Circuit Courts before the Hon. Edward W. Miller.

1.7         “Defendants” means the Individual Defendants and the Nominal Defendant, collectively.

1.8         “Defendants’ Counsel” means all counsel for the Individual Defendants and the Nominal Defendant, collectively.

1.9	“EESA” means the Emergency Economic Stabilization Act of 2008.

1.10        “Effective Date” means the date on which the Final Order and Judgment becomes Final.

1.11       “Employment Agreement” means the Board approved employment agreement entered into by Defendant Whittle (“Whittle”) on September 3, 2006.

1.12       “Final” means no longer subject to review upon appeal or review in connection with a Petition for Writ of Certiorari or other similar writ, whether by exhaustion of any possible appeal, lapse of time or otherwise.

1.13       “Final Order and Judgment” means a final order and judgment in the form submitted contemporaneously herewith, except for any changes that may be accepted in writing by the Parties.

1.14       “Individual Defendants” means Mack I. Whittle, Jr., William P. Brant, J.W. Davis, M. Dexter Hagy, William S. Hummers, III, Challis M. Lowe, Darla D. Moore, Jon W. Pritchett, H. Earle Russell, Jr., Edward J. Sebastian, John C.B. Smith, Jr., William R. Timmons, III, David C. Wakefield, III, Michael R. Hogan, and William P. Crawford, Jr.

1.15       “McMullen” means John S. McMullen, who is the plaintiff in the McMullen Action.

1.16       “McMullen Action” means McMullen v. Whittle, et al., C.A. No. 2008-CP-23-8914, brought derivatively on behalf of TSFG, filed on November 26, 2008 in the Court of Common Pleas for the Thirteenth Judicial Circuit, County of Greenville, South Carolina.

1.17	“Mercier” means Vernon A. Mercier, who is plaintiff in the Mercier Action.

1.18       “Mercier Action” means Mercier v. Whittle, et al., C.A. No. 2008-CP-23-8395, brought derivatively on behalf of TSFG and as a putative class action, filed on November 7, 2008 in the Court of Common Pleas for the Thirteenth Judicial Circuit, County of Greenville, South Carolina.

1.19	“Nominal Defendant” means The South Financial Group, Inc.

1.20       “Nominal Defendant’s Counsel” means Wyche, Burgess, Freeman & Parham, P.A.

1.21       “Notice” means the Summary Notice and Notice of Pendency and Settlement of Actions, substantially in the form submitted contemporaneously herewith.

1.22       “Parties” means Plaintiffs Vernon A. Mercier and John S. McMullen, Individual Defendants Mack I. Whittle, Jr., William P. Brant, J.W. Davis, M. Dexter Hagy, William S. Hummers, III, Challis M. Lowe, Darla D. Moore, Jon W. Pritchett, H. Earle Russell, Jr., Edward J. Sebastian, John C.B. Smith, Jr., William R. Timmons, III, David C. Wakefield, III, Michael R. Hogan, and William P. Crawford, Jr., and Nominal Defendant The South Financial Group, Inc.

1.23       “Person” means a natural person, individual, corporation, partnership, limited partnership, limited liability partnership, limited liability company, association, joint venture, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any business or legal entity.

1.24       “Plaintiffs” mean Vernon A. Mercier and John S. McMullen and their heirs, executors, administrators, successors and assigns.

1.25       “Plaintiffs’ Counsel” means Barroway Topaz Kessler Meltzer & Check, LLP and Motley Rice, LLC.

1.26       “Preliminary Order” means an order substantially in the form of the Preliminary Order Approving Settlement and Notice submitted contemporaneously herewith.

1.27       “Related Persons” means, with respect to any Person, such Person’s present and former parent entities, subsidiaries (direct or indirect) and affiliates, and each of their respective present and former shareholders, general partners, limited partners, members, managers, affiliates, divisions, joint ventures, partnerships, officers, directors, employees, agents, representatives, attorneys, insurers, excess insurers, experts, advisors, investment advisors, underwriters, fiduciaries, trustees, auditors, accountants, representatives, spouses and immediate family members, and the predecessors, heirs, legatees, successors, assigns, agents, executors, devisees, personal representatives, attorneys, advisors and administrators of any of them, and the predecessors, successors, and assigns of each of the foregoing, and any other Person in which any such Person has or had a controlling interest or which is or was related to or affiliated with such Person, and any trust of which such Person is the settler or which is for the benefit of such Person or member(s) of his or her family.

1.28       “Released Claims” means the Released Class Claims and the Released Derivative Claims, collectively.

1.29       “Released Class Claims” means any and all claims of any nature or description under statutory or common law of the federal government or any state (including without limitation claims arising under South Carolina law, the federal securities laws, or any rules or regulations promulgated thereunder and claims within the exclusive jurisdiction of federal courts), liabilities, obligations, causes of action, expenses, damages, losses or any other matters, whether known or unknown, foreseen or unforeseeable, certain or contingent, that have been or could have been asserted by any member of the Class in state or federal court or in arbitration or similar proceedings that are based on, relate in any manner to or arise out of the allegations, facts, events, transactions, acts, occurrences, statements, representations, misrepresentations, omissions or any other matter, thing or cause whatsoever, or any series thereof that (1) were involved, recited, described or referenced in the Actions1 or (2) otherwise arise out of, recite, describe, involve, refer to or relate to the compensation and benefits provided to Whittle by the Company, the Company’s reimbursement of Whittle’s expenses, Whittle’s severance package, or any matters alleged in the complaints in the Actions.

1.30       “Released Defendant Persons” means Defendants, their respective predecessors, successors, parents, subsidiaries, affiliates, and their and each Defendant’s respective officers,

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1  Notwithstanding any background references to TSFG financial data in the Actions, plaintiffs do not release any fraud-based claims related to any future accounting restatement.  Plaintiffs have no reason to suspect that any such restatement will occur.

employees, agents, attorneys, advisors, accountants, directors, heirs, personal representatives, beneficiaries and assigns.

1.31       “Released Derivative Claims” means any and all claims of any nature or description under statutory or common law of the federal government or any state (including without limitation claims arising under South Carolina law, the federal securities laws, or any rules or regulations promulgated thereunder, and claims within the exclusive jurisdiction of federal courts), liabilities, obligations, causes of action, expenses, damages, losses or any other matters, whether known or unknown, foreseen or unforeseeable, certain or contingent, that have been or could have been asserted derivatively on behalf of TSFG or any of its subsidiaries in state or federal court or in arbitration or similar proceedings that are based on, relate in any manner to or arise out of the allegations, facts, events, transactions, acts, occurrences, statements, representations, misrepresentations, omissions or any other matter, thing or cause whatsoever, or any series thereof that (1) were involved, recited, described or referenced in the Actions2 or (2) otherwise arise out of, recite, describe, involve, refer to or relate to the compensation and benefits provided to Whittle by the Company, the Company’s reimbursement of Whittle’s expenses, Whittle’s severance package, or any matters alleged in the complaints in the Actions.

1.32        “Separation Letter” means the Board approved agreement entered into by TSFG and Whittle on September 2, 2008, under which Whittle would retire from his positions as the Company’s Chairman of the Board, President, and Chief Executive Officer as of the earlier of December 30, 2008 or any prior date specified by the Board, but would continue to serve as a director through the end of his current term, which would expire in 2011.

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2  Notwithstanding any background references to TSFG financial data in the Actions, plaintiffs do not release any fraud-based claims related to any future accounting restatement.  Plaintiffs have no reason to suspect that any such restatement will occur.

1.33       “Settlement” means the settlement and compromise of the Actions as provided for herein.

1.34       “Settlement Hearing” means the hearing or hearings at which the Court will review the adequacy, fairness and reasonableness of the Settlement.

1.35	“Stipulation” means this Stipulation of Compromise and Settlement.
II.	FACTUAL AND PROCEDURAL HISTORY

2.1             The Mercier Action was brought by a shareholder of TSFG, both derivatively on behalf of TSFG and as a putative class action on behalf of TSFG’s common stock shareholders and alleges, among other things, that the Board improperly accelerated the retirement of and approved excessive compensation for TSFG’s founder Whittle.

2.2             The McMullen Action asserts substantially similar derivative claims and other derivative claims against substantially similar Defendants as those derivative claims asserted in the Mercier Action, but does not contain any putative class claims.

2.3             Whittle served as the Company’s President and Chief Executive Officer from its organization in 1986 until his retirement on October 27, 2008, as Chairman of the Board from 2005 until October 27, 2008, and as a director of the Company from 1986 until the present.

2.4             On October 3, 2008, the EESA, a $700 billion stimulus plan designed to assist the country’s financial system, became law.

2.5             On October 20, 2008, the U.S. Department of the Treasury (the “Treasury”) issued an interim final rule and guidelines regarding Section 111(b) of EESA. See 31 C.F.R. § 30.0 et seq. Among other things, the Treasury rules state that “[i]n order to comply with section 111(b)(2)(C) of EESA for purposes of participation in the [Capital Purchase Program (“CPP”)], a financial institution must prohibit any golden parachute payment to a [Senior Executive Officer (“SEO”)] during the period the Treasury holds an equity or debt position acquired under the CPP.” 31 C.F.R. § 30.8. A “golden parachute payment” is defined as:

any payment in the nature of compensation to (or for the benefit of) a SEO made on account of an applicable severance from employment to the extent the aggregate present value of such payments equals or exceeds an amount equal to three times the SEO’s base amount.

31 C.F.R. § 30.9(a).

2.6             The Treasury rules also state that the golden parachute limits apply only to SEOs who are “employed by a financial institution that is participating in EESA whilethe Treasury holds an equity or debt position acquired under EESA.” 31 C.F.R. § 30.2(a)(1).

2.7             Whittle’s retirement package, as provided for in the Separation Letter, provided for certain payments that would be in excess of the limitations provided under Section 111(b)(2)(C) of the EESA, if such limitations applied to Whittle, which Defendants contend is not the case because Whittle was not employed by the Company “while the Treasury holds an equity or debt position acquired under [TARP].” 31 C.F.R. § 30.2(a)(1).

2.8             The Parties have exchanged confidential information which indicates that the amount of this excess would be approximately $2 million.

2.9             The Company intended to seek a Treasury investment under EESA, the approval of which would have subjected certain of TSFG’s officers to the “golden parachute” limits called for in EESA.

2.10           Prior to the Company’s application for funds under EESA, Whittle, because his employment with the Company would end in approximately two months or less, elected not to sign a waiver of the right to receive compensation in excess of the compensation limitations contained in the EESA, which waiver was required under the EESA CPP regulations prior to receipt of EESA funds.

2.11           On October 24, 2008, the Board exercised the Separation Letter provision authorizing the Board to specify Whittle’s retirement date and determined that Whittle’s retirement date would be as of the close of business on October 27, 2008.

2.12            On October 24, 2008, the Company applied for emergency funds under the EESA.

2.13           On November 12, 2008, after being served with the complaint in the Mercier Action, Whittle authored a letter to the Treasury explaining the timing of his departure, that TSFG had applied for government monies under EESA, and offering that if his retirement agreement, which had previously been fully disclosed to the Treasury Department, caused an issue with the approval of TSFG’s application, he was willing to discuss with Treasury the aspects of his retirement agreement that were in excess of the

EESA limitations and in good faith mutually agree to something that would allow the EESA investment to be made.

2.14            On November 14, 2008, TSFG announced it had been “preliminarily approved” to participate in the EESA’s Capital Purchase Program, “subject to standard terms and conditions.” The announcement stated that “[t]he Treasury intends to invest approximately $347 million in TSFG senior preferred stock and common stock warrants.”

2.15           The Company subsequently received final approval to participate in the EESA’s Capital Purchase Program, and the Treasury acquired $347 million of Company preferred stock and common stock warrants.

2.16           Whittle maintains, based on legal advice, that the compensation limitations contained in EESA do not apply to his retirement package because he was not an executive officer in the Company at the time of the investment in the Company by the Treasury.

2.17           On January 30, 2009, counsel for all the Parties to the Actions participated in an all-day mediation session under the auspices of Thomas J. Wills (“Mr. Wills”), which did not result in an agreement to settle the Actions.

2.18            The Parties, with the help of Mr. Wills, continued thereafter in numerous telephonic and written negotiations, to attempt to resolve the Actions.

2.19           Following negotiations between the Parties, Plaintiffs’ Counsel and Defendants’ Counsel reached an agreement in principle providing for the Settlement on the terms and conditions set forth below, and the Parties believe that the Settlement is in the best interests of the Parties.

2.20            On March 24, 2009, the Parties entered into the AIP. In the AIP, the Parties agreed to enter into the Settlement upon completion of additional discovery that was reasonably satisfactory to Plaintiffs’ Counsel.

2.21           Plaintiffs’ Counsel has deposed the Company’s General Counsel and two Board members, including the Chairman of the Board, and has interviewed outside counsel for the Company regarding the issues contained in the Complaints. In addition, Plaintiffs’ Counsel has reviewed numerous public and non-public documents regarding Whittle’s retirement package, the decision-making process surrounding the determination of his retirement date, and the potential effect of the Company’s acceptance of EESA monies in connection with that decision.

2.22           Discovery has been completed to the satisfaction of Plaintiffs’ Counsel, as described above.

2.23           Plaintiffs and Defendants in the Actions, by and through their undersigned attorneys, have engaged in good faith, arm’s-length discussions with regard to the possible settlement of the Actions and the Parties have reached an agreement in principle providing for the proposed settlement of the Actions on the terms and conditions set forth in this Stipulation.

2.24           Defendants do not admit and expressly deny all of Plaintiffs’ claims in the Actions.

2.25           Plaintiffs acknowledge and agree that the execution of this Stipulation by the Defendants is not an admission on the part of any of the Defendants that they have in any way committed or attempted to commit any violation of law or breach of duty, including without limitation any breach of any duty to TSFG or its shareholders or otherwise acted in any improper manner.

2.26            The Parties to the McMullen Action believe that the proposed Settlement is in the best interests of TSFG. The Parties to the Mercier Action believe that the proposed Settlement is in the best interests of TSFG and TSFG’s shareholders.

NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by and between the undersigned counsel for the Parties herein, and subject to the approval of the Court pursuant to S.C.R.C.P. 23, that all Released Claims shall be and hereby are compromised, settled, discontinued and dismissed with prejudice and without costs (except as defined herein) as to all Released Defendant Persons upon the foregoing terms and conditions.

III.	SETTLEMENT OF THE ACTIONS

3.1          Principal Terms of Settlement. The Parties agree that the benefits described herein constitute a substantial benefit for the Company and its shareholders and that the Actions were the material cause of those benefits.

a.	Monetary Remedies
1.

Whittle will contribute to the Company $250,000 to assist the Company in settling this matter. The Company shall obtain this payment by reducing the aggregate amount due to be paid to him on April 28, 2009 under the Separation Letter.

b.	Whittle’s Retirement from TSFG Board
1.	Whittle shall resign from the Board, effective as of the date the Court approval of the Settlement becomes Final.
2.	TSFG will commit to include language to the following effect in an SEC filing:

a)

In August 2008, the Company’s Board of Directors determined it was in the Company’s best interest to change the CEO and, to that end, began a series of negotiations with Whittle, which resulted in his retirement and the monetary settlement between Whittle and the Company (the terms of which have been filed by TSFG with the SEC).

b)

In October 2008, based on advice of counsel, the Company’s Board of Directors determined that Whittle had no legal obligation to agree to the TARP executive compensation limitations (compliance with which was necessary in order to receive a capital allocation under the Treasury’s TARP Capital Purchase Program). Because at that point his employment with the Company would end in approximately two months or less, Whittle elected not to agree to the TARP executive compensation limitations. Accordingly, based on the advice of counsel, the Company’s Board of Directors determined that the only prudent way that it could ensure compliance with the TARP executive compensation limitations (and participate in the Capital Purchase Program) was to exercise the right it had under the Company’s separation agreement with Whittle to select a date in advance of December 30, 2008 as his retirement date, which it did by selecting October 27, 2008 as his retirement date.

c.	Non Monetary Remedies[3]
1.	The Board shall not nominate a former CEO of the Company to the TSFG Board for a period of two (2) years after the departure of the CEO from TSFG.

2.

The Board shall add an additional independent[4] director with a background in financial services. The Company will seek to speak with shareholders, other than index funds, beneficially holding greater than 5% of the Company’s common stock to solicit their suggestions for an appropriate person to fill this position. Although the Board does not commit to nominate any particular person recommended, it shall duly consider nominating any such person.

3.	Seventy-five percent (75%) of the Board shall consist of independent directors.

4.	The chairman of the Board (i) shall be independent; (ii) shall be elected by secret ballot of the Board annually; and (iii) shall be limited to four (4) consecutive years of service as Board Chairman.

5.

Before the end of the current fiscal year, the Compensation Committee will rebid its engagement of its independent compensation consultants from among the following nationally recognized firms (Frederick W. Cook & Co., Mercer Human Resource Consulting, Towers Perrin, Hewitt Associates, Watson Wyatt Worldwide, or Pearl Meyer & Partners).

6.	The Board shall designate the Audit Committee as the committee

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3  The commitments in items 1, 3, 4, 6, 7, 9, 11, 13, 14, 15 and 16 will be effective for five years. In addition, the obligations and commitments in this section 3.1.c shall terminate in the event of any merger, share exchange or other business combination transaction to which TSFG is a party unless TSFG is the surviving company in the transaction, remains a public reporting company following consummation of the transaction and the beneficial holders of securities of TSFG generally entitled to vote in the election of directors ("Voting Securities") as of immediately before such transaction continue to own beneficially, immediately after consummation of such transaction, more than 65% of the then-outstanding Voting Securities of TSFG in substantially the same proportions as their ownership immediately prior to such transaction.

4  Any references herein to “independence” or “independent” herein shall mean such term as defined in applicable NASDAQ rules.

responsible for TARP compliance, provided that the primary responsibilities for (i) implementation of a company-wide policy regarding excessive or luxury expenditures, (ii) the required risk assessment regarding the structure of incentive compensation so as to not encourage excessive risk taking, and (iii) other matters that are predominantly compensation-related, may be delegated to the Compensation Committee (though the Audit Committee will still confirm completion by the Compensation Committee of these delegated matters).

7.

If in the future TSFG is required to prepare an accounting restatement to correct a material accounting error included in a report on Form 10-Q or Form 10-K, a committee of independent directors shall determine whether the restatement was caused by misconduct of any Section 16 officer of TSFG.[5] If the committee of independent directors determines that misconduct of any such officer caused the restatement, the Board shall require such officer to return to TSFG:

a)

Any bonus or other incentive-based or equity-based compensation received by that person from TSFG during the 12-month period following the first public issuance or filing with the SEC (whichever first occurs) of the financial document embodying such financial reporting requirement; and

b)	Any profits realized from the sale of securities of TSFG during that 12-month period.

The committee of independent directors’ conclusions and determinations concerning its findings relating to misconduct and any required remediation will be disclosed in an appropriate filing with the SEC. By agreeing to this item, the Company does not imply that the Company believes that it is or will be required to prepare any accounting restatement to correct an accounting error.

8.	TSFG commits, for as long as TARP requires a risk assessment of incentive compensation, to include in an appropriate SEC filing not

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5  “Section 16 officer” means “officer” as defined in Rule 16a-1(f) under the Securities Exchange Act of 1934 as amended, and includes the president, the principal financial officer, the principal accounting officer, and any vice president in charge of a principal business unit, division, or function.

merely the conclusion of the TARP-mandated risk assessment of incentive compensation (i.e., that it does not induce excessive risk taking), but also a reasonable discussion of the methodology utilized in arriving at that conclusion. For the same period of time, the Company will also continue to include a Compensation Discussion and Analysis in its proxy statement which will provide a detailed description of the Compensation Committee’s thoughts and objectives of the incentive compensation arrangements.

9.

Communications to the Board from shareholders or employees shall be delivered to Board members within six (6) weeks of receipt. All communications to the Board will be opened by the Corporate Secretary for the sole purpose of determining whether the contents represent a message to the Directors. The Corporate Secretary, in his discretion, shall forward items to the Board unless he deems them to be of a commercial or frivolous nature or otherwise inappropriate for the Board’s consideration.

10.

TSFG will submit an advisory “say on pay” provision in its proxy statement this proxy year and in each subsequent year until the later of five years (i.e., ending with the proxy statement for the 2013 annual meeting) or three years after the Company satisfies its financial obligation to the federal government, thereby releasing itself from the TARP-mandated say-on-pay requirement. TSFG will include a Compensation Discussion and Analysis that in general, provides the same level of detail and disclosure as is set forth in RiskMetrics’ April 23, 2008 proxy statement.[6]

11.	The Board shall amend TSFG’s Corporate Governance Guidelines to provide that the positions of Chairman of the Board and CEO shall be divided and held by two persons.

12.

The Board will form an independent committee to review PricewaterhouseCoopers LLP’s performance as auditor, and make a special recommendation to the Audit Committee as to whether the Company’s external audit should be rebid. The Company’s agreement to this item 12 does not imply that the Company is aware of any disagreement by the Company with Pricewaterhouse Coopers LLP or any problem with Pricewaterhouse Coopers LLP’s performance. Furthermore, for at least the next ten years, the

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6  See RiskMetrics Group, Inc., Proxy Statement (Form DEF 14A), at 17-30 (Apr. 23, 2008).

Company will ensure compliance with the obligation of its external auditor to rotate its primary audit partner at least every five years.

13.

The Company will commit to hold, at least twice per year, an open conference call to which all shareholders beneficially holding in excess of 3% of the Company’s common stock (who make filings under Section 13 of the Exchange Act; calculated on a fully diluted basis) may call in and speak with management about any matter reasonably and materially related to the Company’s business, subject to reasonable time and decorum limits.

14.	Any director appointed to the Board by the Board of Directors will be presented by the Board at the next shareholder meeting for confirmation (or replacement).

15.	The Company shall amend its Bylaws to:

a)	Prevent any “poison pill” from being issued with a beneficial owner trigger below 20%, unless approved by shareholders; and

b)	Prevent the Company from holding a pill without shareholder approval for more than one year.

16.

When new independent board members are nominated to fill newly created positions or to replace incumbent board members who are leaving the board, the Board or the appropriate Board committee will also commit to seek to speak with shareholders, other than index funds, beneficially holding greater than 5% of the Company’s common stock to solicit their suggestions for appropriate persons to fill these position. Although the Company does not commit to nominate any particular person suggested, it shall duly consider nominating any such person.

3.2          Defendants’ Denial of Liability. TSFG and each of the Individual Defendants have denied and continue to deny all of the claims in the Actions, and have denied and continue to deny having committed, aided, or attempted to commit or aid any violations of law or breach of any duty of any kind or otherwise having acted in any improper manner. The Parties are entering into the Stipulation because the Settlement would eliminate the expenses, burdens and risks associated with further litigation of the Actions, and because Defendants believe the Settlement is in the best interests of TSFG and its shareholders. Neither the Settlement nor any of its terms shall constitute an admission or finding of wrongful conduct, acts, or omissions.

3.3          Reliance Upon Own Knowledge. Plaintiffs expressly represent and warrant that, in entering into the Settlement, they relied upon their own knowledge and investigation (including the knowledge of and investigation performed by Plaintiffs’ Counsel), and not upon any promise, representation, warranty or other statement made by or on behalf of any of the Defendants or their Related Persons not expressly contained in the Stipulation.

3.4          Notice. TSFG shareholders shall be notified of the proposed settlement by individual notice, by publication of a summary of the settlement in a national business publication, and by filing a Form 8-K with the Securities and Exchange Commission summarizing the settlement and attaching a copy of the proposed Settlement Documents. TSFG shall disseminate notice of the Settlement to its shareholders as of April 1, 2009 in such form and manner as approved by the Court and shall be solely responsible to pay, up to a maximum amount of $75,000, the costs and expenses related to providing such notice, with Plaintiffs’ Counsel being jointly responsible to pay any costs and expenses above that amount even if the Settlement is not consummated.

3.5          Attorneys’ Fees and Expenses. The Parties agree to an award of attorneys’ fees to Plaintiffs’ Counsel in the amount of $500,000 to be paid as follows:

3.5.1

$200,000 by TSFG in the form of TSFG common stock in an unregistered transaction with appropriate restrictions, valued based on the average closing price of the TSFG common stock for the 10 trading day period ending the trading day immediately preceding the final Settlement Hearing.

3.5.2	$300,000 to be paid in cash, on behalf of the Individual Defendants by the Company’s D&O insurance carrier.
3.5.3

Payment shall be made within ten business days of the date on which the Final Order and Judgment becomes Final. TSFG shall issue the TSFG common stock to the firm or person designated jointly by Plaintiffs’ Counsel. TSFG’s D&O insurance carrier shall make the $300,000 payment in the form of a check payable to an interest bearing account designated jointly by Plaintiffs’ Counsel where such funds shall be held until such time as they are allocated among respective Plaintiffs’ Counsel in a manner agreed to by Plaintiffs’ Counsel or as ordered by the Court.

Except as expressly provided herein, (i) Plaintiffs’ Counsel shall bear their own fees, costs, and expenses, and (ii) no Defendant shall assert any claim for expenses, costs, or fees against Plaintiffs or Plaintiffs’ Counsel.

3.6	Releases. Upon the Effective Date, the following releases shall be effective:

3.6.1	Plaintiffs and TSFG release and discharge the Released Defendant Persons from the Released Derivative Claims.
3.6.2	Plaintiff Mercier and the Class release and discharge the Released Defendant Persons from the Released Class Claims.
3.6.3	Plaintiffs release and discharge all claims against Defendants’ Counsel related to the defense of the Actions.
3.6.4	Defendants release and discharge any claims they may have against Plaintiffs and Plaintiffs’ Counsel related to their bringing and prosecuting the Actions.

3.7           Certification of Settlement Class. The parties to the Mercier Action agree to provisional certification of the Class for purposes of effectuating the Settlement only, and for no other purpose. If the Settlement does not receive Final approval of the Court as described herein, the parties to the Mercier Action shall request that the Court de-certify any class certified pursuant to the Stipulation, this agreement as to certification of the Class shall become null and void ab initio, and each party shall retain all objections, arguments, positions, and/or defenses with respect to certification of any class in this case. The Parties acknowledge there has been no stipulation or agreement regarding class certification for any purpose other than effectuating the Settlement.

IV.	PRELIMINARY ORDER AND SETTLEMENT HEARING

4.1         Application for Preliminary Order. The Parties shall jointly submit the Stipulation together with its related documents to the Court, and the Parties shall apply for the Preliminary Order by filing proper notice and supporting papers with the Court:

(a)	Approving the form of the Notice substantially in the form of such submitted contemporaneously herewith;
(b)	Setting forth the method for providing Notice to TSFG shareholders of the Settlement and Settlement Hearing;
(c)

Finding that the methods of providing Notice set forth in the Preliminary Order constitute the best Notice practicable under the circumstances and meet all requirements of Rule 23 of the South Carolina Rules of Civil Procedure and due process; and

(d)

Setting a date for the Settlement Hearing to determine whether the Settlement should be approved as reasonable, adequate and in the best interests of TSFG and its current and former shareholders and whether the Class should be certified.

V.	EFFECTIVENESS OF SETTLEMENT, WAIVER OR TERMINATION

5.1          The effectiveness of the Settlement shall be expressly conditioned upon the entry by the Court of the Final Order and Judgment and such Final Order and Judgment having become Final.

5.2          If the conditions identified in paragraph 5.1 fail to occur, then any of Parties may terminate the Stipulation and withdraw from the Settlement by providing written notice of such action to undersigned counsel for all of the Parties within thirty (30) days after the failure of such condition. In the event that the Settlement is not approved or is terminated, (a) the Settlement and any actions taken in connection therewith shall be vacated and terminated and shall become null and void for all purposes, and all negotiations, transactions, and proceedings connected with it: (i) shall be without prejudice to the rights of any Party hereto; (ii) shall not be deemed to be or construed as evidence of, or an admission by any Party of, any fact, matter, or thing; and (iii) shall not be admissible in evidence or be used for any purpose in any subsequent proceedings in the Actions or any other action or proceeding, and (b) the Parties to the Stipulation shall be deemed to have reverted to their respective status in the Actions as of the date and time immediately prior to the execution of the AIP, and, except as otherwise expressly provided, the Parties shall proceed in all respects as if the Stipulation and any related orders had not been entered and shall not be entitled to recover from any other Party, except as expressly provided otherwise in this Stipulation, any costs or expenses incurred in connection with the implementation of the Stipulation or Settlement.

5.3          Standstill Agreement.   Pending entry of the Final Order and Judgment based on the Settlement provided for in the Stipulation, Plaintiffs, all other shareholders of TSFG and the Class are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any Released Claims, either directly, representatively, derivatively, or in any other capacity, against TSFG or any Individual Defendant. Plaintiffs also agree not to oppose any motions to dismiss any other proceedings to the extent any claims that are the subject of the release and dismissal contemplated by the Stipulation are asserted or continue to be asserted in any court prior to or after the entry of a judgment based on the Settlement in the Actions.

VI.	MISCELLANEOUS PROVISIONS

6.1          Cooperation of the Parties. The Parties (a) acknowledge that it is their intent to consummate this Settlement and (b) agree to cooperate to the extent reasonably necessary to effectuate and implement all terms and conditions of the Stipulation and to exercise their reasonable efforts to accomplish the foregoing terms and conditions of the Stipulation. The Parties will seek the Court’s approval of the Preliminary Order and, when appropriate, the Final Order and Judgment.

6.2          Acknowledgment of Adequate Consideration. The Parties acknowledge, represent and warrant to each other that the terms of the Settlement are such that each of the Parties is to receive adequate consideration for the consideration given.

6.3          No Admissions. Neither the Stipulation nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement (a) is or may be deemed to be or may be used as an admission of, or evidence of the validity or lack of validity of any Released Claims, any violation of any statute or law or any wrongdoing or liability of any of the Parties or any of their Related Persons; (b) is or may be deemed to be or may be used as an admission of, or evidence of, any fault or omission of any of the Parties or any of their Related Persons in any civil, criminal or administrative proceeding in any court, administrative agency or other tribunal; or (c) is or may be alleged or mentioned so as to contravene clause (a) above in any litigation or other action unrelated to the enforcement of the Stipulation. Notwithstanding the foregoing, the Parties may file the Stipulation or any judgment or order of the Court related hereto in any action that may be brought against any of them in order to support a defense or a counterclaim based on res judicata, collateral estoppel, release, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

6.4          Confidentiality Agreements. All agreements made during the course of the negotiations relating to the confidentiality of information shall survive the Stipulation and the Settlement.

6.5          Costs.    Except as otherwise expressly provided herein, the Parties shall bear their own costs.

6.6          Entire Agreement. The Stipulation and all documents executed pursuant hereto constitute the entire agreement between the Parties with respect to the Settlement of the Actions and supersede any and all prior negotiations, discussions, agreements or undertakings, whether oral or written, with respect to the Settlement of the Actions.

6.7          Counterparts.  The Stipulation may be executed in one or more counterparts, including by signature transmitted by facsimile. Each counterpart when so executed shall be deemed to be an original, and all such counterparts together shall constitute the same instrument.

6.8          Binding Effect. The Stipulation shall be binding upon, and inure to the benefit of all Parties and their respective heirs, personal representatives, successors, and assigns. The Stipulation is not intended, and shall not be construed, to create rights in or confer benefits on any other Persons, and there shall not be any third party beneficiaries hereto, except as expressly provided hereby with respect to any such aforementioned Persons who are not Parties hereto.

6.9          Judicial Enforcement.   The Court shall retain jurisdiction with respect to the implementation and enforcement of the terms of the Stipulation and the Settlement, and the Parties submit to the jurisdiction of the Court for purposes of implementing and enforcing the terms of the Stipulation and Settlement.

6.10       Choice of Law. The Stipulation and the Settlement shall be governed by, and construed in accordance with, the laws of the State of South Carolina, without regard to conflict of laws principles.

6.11       Warrant of Authority.   Each counsel or person executing the Stipulation or any of the related documents on behalf of any Party hereto hereby warrants that such Person has the full authority to do so.

6.12       Waiver of Breach. The Parties may not waive or vary any right hereunder except by an express written waiver or variation. Any failure to exercise or any delay in exercising any of such rights, or any partial or defective exercise of such rights, shall not operate as a waiver or variation of that or any other such right. The waiver by one Party of any breach of the Stipulation by another Party shall not be deemed a waiver of any other prior or subsequent breach of the Stipulation.

6.13       Fair Construction. The Stipulation shall not be construed more strictly against one Party than another merely by virtue of the fact that it, or any part of it, may have been prepared by counsel for one of the Parties. The Stipulation is the result of arm’s length negotiations between the Parties and all Parties have contributed substantially and materially to the preparation of the Stipulation.

6.14       No Assignment of Claims. Plaintiffs hereby represent and warrant that they have not assigned any rights, claims or causes of action that were asserted or could have been asserted in connection with, under or arising out of any of the claims being settled or released herein.

6.15       Facsimile and Scanned Signatures.      Any signature to the Stipulation, to the extent signed and delivered by means of a facsimile machine or electronically scanned and sent via email, shall be treated in all manner and respects as an original signature and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of a Party to the Stipulation, any other Party to the Stipulation so executing and delivering this document by means of a facsimile machine or via email shall reexecute original forms thereof and deliver them to the requesting Party. No Party to the Stipulation shall raise the use of a facsimile machine or email to deliver a signature or the fact that any signature or agreement was transmitted or communicated through the use of a facsimile machine or email as a defense to the formation or the enforceability of the Stipulation and each such Person forever waives any such defense.

6.16       Extensions of Time. Without further order of the Court, the Parties hereto may agree to reasonable extensions of time to carry out any of the provisions of the Stipulation.

The Parties have caused the Stipulation to be duly executed and delivered by their counsel of record:

DATED: March 31, 2009	WHETSTONE, MYERS, PERKINS
& YOUNG, LLC

s/ Charles W. Whetstone, Jr.
Charles W. Whetstone, Jr.
Cheryl F. Perkins
P.O. Box 8086
601 Devine Street (In the Vista)
Columbia, South Carolina 29202
Tel: (803) 799-9400
Fax: (803) 799-2017

BARROWAY TOPAZ KESSLER
MELTZER & CHECK, LLP
Lee D. Rudy
Eric L. Zagar
Michael J. Hynes
J. Daniel Albert
280 King of Prussia Road
Radnor, PA 19087
Tel: (610) 667-7706
Fax: (610) 667-7056

Attorneys for Plaintiff Vernon A. Mercier

DATED: March 31, 2009                                                                MOTLEY RICE LLC

s/ Badge Humphries
Ann K. Ritter
Badge Humphries
Josh C. Littlejohn
28 Bridge Blvd.
Mt. Pleasant, SC 29464
Tel: (843) 216-9000
Fax: (843) 216-9450

          PYE & TALLEY, PA

          Scott F. Talley

          959 John B. White Sr. Blvd.

          Spartanburg, SC 29306

          Tel: (864) 583-5658

          Fax: (864) 583-5672

Attorneys for Plaintiff John S. McMullen

DATED: March 31, 2009                                                     WYCHE BURGESS FREEMAN

& PARHAM, P.A.

s/ Henry L. Parr, Jr.

Henry L. Parr, Jr.

Wallace K. Lightsey

J. Theodore Gentry

David H. Koysza

44 East Camperdown Way, 29601

Post Office Box 728

Greenville, S.C. 29602-0728

Tel: (864) 242-8200

Fax: (864) 235-8900

Attorneys for Defendants The South Financial Group, Inc., William P. Brant, J.W. Davis, M. Dexter Hagy, William S. Hummers, III, Challis M. Lowe, Darla D. Moore, Jon W. Pritchett, H. Earle Russell, Jr., Edward J. Sebastian, John C.B. Smith, Jr., William R. Timmons, III, David C. Wakefield, III, Michael R. Hogan, and William P. Crawford, Jr.

DATED: March 31, 2009                                                     NEXSEN PRUET, LLC

s/ William W. Wilkins

William W. Wilkins

Thomas L. Stephenson

55 East Camperdown Way

Suite 400

Greenville, S.C. 29601

Tel: (864) 282-1199

Fax: (864) 477-2699

Attorneys for Defendant Mack I. Whittle, Jr.